UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   June 14, 2007

GAINSCO, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

001-09828	75-1617013
(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 1200, Dallas Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(972) 629-4301
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01               Other Events.

Effective February 28, 2003, the GAINSCO, INC. 401(k) Plan (the “Plan”) no longer offered a Company stock purchase option. Since that date employees have not been able to purchase Company common stock inside the Plan.  In light of the foregoing, the Company has determined to file a post-effective amendment on Form S-8 with the Securities and Exchange Commission (the “Commission”) to terminate the offering of unsold shares of common stock and related plan interests offered to employees under the Plan, and the Plan intends to file a Form 15 with the Commission to deregister the plan interests which are deemed to be offered in connection with the former opportunity to invest in the Company’s common stock, which has not been an  investment alternative in the Plan for some time.  Upon filing, the Plan’s obligation to prepare and file with the Commission an annual report on Form 11-K will be suspended pending the effectiveness of the Form 15.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer

DATED: June 15, 2007